Exhibit 99.1

SANTA FE ENERGY TRUST

SANTA FE ENERGY TRUST ANNOUNCES ADDITIONAL NYSE EXTENSION OF TRADING PERIOD

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, DECEMBER 31, 2007 - Santa Fe Energy Trust (NYSE Symbol-SFF) announced today that the Trust has received a letter from The New York Stock Exchange, Inc. (the “NYSE”) informing the Trust that the NYSE’s Listings and Compliance Committee has agreed to provide the Trust with up to an additional trading period through February 15, 2008 during which to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) with the Securities and Exchange Commission. During this additional period through February 15, 2008, the NYSE will defer its plans to move forward with initiating suspension and delisting procedures in response to the delay in filing; however, the NYSE will continue to closely monitor the Trust’s progress in filing the 2006 Form 10-K and its decision to defer delisting procedures is subject to reassessment at any time.

As previously disclosed by the Trust, the Trust has completed the sale of its assets, and will be liquidated on or before February 15, 2008.

Contact:
Santa Fe Energy Trust
The Bank of New York Trust Company, N.A., Trustee
Mike Ulrich
919 Congress Avenue
Austin, TX 78701
(800) 852-1422